EXHIBIT 5



                         KENNEDY, BARIS & LUNDY, L.L.P.
                                ATTORNEYS AT LAW
    TEXAS OFFICE:                 SUITE P-15             WASHINGTON DC OFFICE:
      SUITE 2550              4701 SANGAMORE ROAD              SUITE 320
112 EAST PECAN STREET          BETHESDA, MD 20816     1225 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205           (301) 229-3400           WASHINGTON, DC 20036
    (210) 228-9500            FAX: (301) 229-2443            (202) 835-0313
 FAX: (210) 228-0781                                     FAX: (202) 835-0319


                                  June 4, 2002

Board of Directors
Eagle Bancorp, Inc.
7815 Woodmont Avenue
Bethesda, Maryland 20814

Gentlemen:

         As special legal counsel to Eagle Bancorp, Inc. (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration and issuance of additional shares (the "Shares") of the Company's Common Stock pursuant to the exercise of options under the Eagle Bancorp, Inc. 1998 Stock Option Plan, as amended (the "Plan").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained.

                                        Sincerely,



                                         /s/ Kennedy, Baris & Lundy, L.L.P.